Exhibit 10.6

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TENANCY AGREEMENT

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BETWEEN

1) WONG KAI CHEONG

2) WONG LAN YEE

(Landlord)

AND

INSTE MY SYSTEMS SDN BHD (Co Reg. 200001000519 (503124-M))

(Tenant)

THIS TENANCY AGREEMENT is made the 14 day of August 2024

Between

The Party as specified in Section 1(a) of the Schedule hereto (hereinafter called “the Landlord”) of the one part

And

The Party specified in Section 1(b) of the Schedule hereto (hereinafter called “the Tenant”) of the other part.

WHEREAS the Landlord is the owner of all that parcel of the Premises as specified in Section 2 of the Schedule hereto (hereinafter referred to as “the Demised Premises”).

AND WHEREAS the Landlord has agreed to let to the Tenant and the Tenant has agreed to take the Demised Premises upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1. AGREEMENT TO LET

The Landlord agrees to let and the Tenant agrees to take the Demised Premises for the period as specified in Section 3 of the Schedule hereto commencing on the date as specified in Section 4(a) of the Schedule hereto and expiring on the date as specified in Section 4(b) of the Schedule hereto.

2. RENTAL

(a) The Tenant shall pay to the Landlord the agreed rental for the Demised Premises as specified in Section 5 of the Schedule hereto the first rental payable in advance on the date of commencement of this tenancy and thereafter within five (5) days of from the first day of each and every succeeding calendar month subject to the terms and condition hereinafter appearing.

(b) In the event of any late payment, a late penalty charge of 10% p.a. will be levied on the overdue sum calculated retrospectively from the first day of the due date.

3. DEPOSIT

(a) The Tenant shall upon execution of this agreement pay to the Landlord a Deposit as specified in Section 6 of the Schedule hereto by way of deposit as security for the due observance and performance by the Tenant of the terms and conditions of this agreement.

(b) The Deposit shall be maintained at the sum as specified in Section 6 of the Schedule hereto during this tenancy and shall not without the previous consent of the Landlord be deemed to be or treated as payment of rent or other payments and on the determination of this tenancy shall be returned without obligation to invest and free of interest to the Tenant less such sum or sums as may be due to the Landlord including costs of repairs, replacements, restoration or damage to the Demised Premises.

4. TENANT’S CONVENANTS

The Tenants hereby covenants with the Landlord as follows:-

(a) That the Tenant shall pay the rent reserved and Deposit at the times and in the manner aforesaid.

(b) that the Tenant shall at all times bear and pay and discharge all deposits and charges payable for the supply of water, electricity, telephone and sewerage facility to the Demised Premises and for all other charges which are chargeable upon the Demised Premises.

(c) That the Tenant shall not make any renovation structure or material alterations in or additions to the Demised Premises without the prior written consent of the landlord and where necessary approval of the local authorities. All renovations alterations or additions made to the Demised Premises or any part thereof shall be borne and paid by the Tenant PROVIDED ALWAYS that all partitioning works are carried out using proper materials in compliance with the fire regulation requirements. In the event of any accident or mishaps caused during any renovation, all losses, damages, fines, penalties, costs and expenses whatsoever arising thereof, the Tenant shall indemnify the Landlord and borne such monetary losses absolutely.

(d) that the Tenant shall pay as and when required by the Landlord and additional sum over and above the rent hereby reserved in respect of any increase by the Appropriate Authorities on the rates taxes assessment or property tax or imposition of a like nature by whatsoever name called levied and imposed upon or in respect of or attributed to the Demised Promises over and above the amount levied and imposed at the commencement of this tenancy.

(e) that the Tenant shall permit the Landlord or the landlord’s agent with or without workmen and others at all reasonable times to enter and view the condition of the Demised Premises and to execute and works as the Landlord may think fit and the Tenant shall forthwith repair and mend in proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be given to the Tenant or left at the Demised Premises.

(f) that the Tenant shall permit the Landlord or the Landlord’s agents or workmen to lay and fix in and lead through the Demised Premises all such wires, cables and ducts for electricity and air-conditioning installation and pipes for water gas waste and sewage as the Landlord may from time to time required to be laid and fixed in and lead through the Demised Premises for general purposes and also to permit the Landlord or the Landlord’s agents or workmen at all reasonable hours to enter the Demised Premises for general purposes and also to permit the Landlord or the Landlord’s agent or workmen at all reasonable hours to enter the Demised Premises for the general purposes aforesaid for the purposes of repairing, removing and replacing all or any of the said wires, cables, ducts and pipes.

(g) That the Tenant shall not use the Demised Premises for any funeral parlous business or its related businesses or for any purposes other than those specified in Section 7 of the Schedule hereto without the written consent of the Landlord.

(h) that the Tenant shall at all times keep and maintain the interior of the Demised Premises including all glass in the windows and all shutters, locks, fastenings, drains, culvert, underground waterway and air conditioners, if any, in good and tenantable repair and clean condition (fair wear and tear excepted) and shall replace any fixtures or fittings which shall be broken or damaged due to malicious negligent or careless acts or omissions of the Tenant or his servants or agents.

(i) that the Tenant or occupier of that Demised Premises shall at all times observe and comply with all conditions and covenants binding upon the Demised Premises or upon the landlord or otherwise howsoever in respect of the Demised Premises and shall not do or omit or suffer to be done or omitted any act matter or thing in on or respecting the Demised Premises which contravene any provisions of any Act Ordinance Enactment Order Rule Regulation or Bye-Law now or hereafter affecting the same and shall at all times hereafter indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands whatsoever in respect of any such act matter or thing done or omitted to be done in contravention of any of the said provisions.

(j) that the Tenant shall at his own expense obtain and pay for any licenses as may required by law or regulation to permit the tenant to carry on its business in the Demised Premises.

(k) that the Tenant shall at all times indemnify and keep indemnified the Landlord against all actions proceedings claims costs charges expenses summons and demands in respect of the Demised Premises and/ or of any injury to the person or damage to the property of the family guests servants visitors invitees or licenses of the Tenant while in or upon the Demised premises.

(l) that the Tenant shall not do or omit to be done any act or thing which may render void or voidable the insurance on the Demised Premises or the buildings on which the Demised Premises form part of or whereby the premium of any such insurance may be liable to be increased and shall make good all damages suffered by the Landlord and shall on demand pay to the Landlord all expenses incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without prejudice to the other rights of the Landlord against the Tenant.

(m) That the Tenant shall keep clean the Demised Premises and the surroundings thereof and be responsible for the locking and securing of the doors and windows of the Demised Premises.

(n) that the Tenant shall not use the outer-wall of the Demised Premises for the purpose of any public announcement or to exhibit any external indication of business except its name plate of a form and character to be indicated or approved by the Landlord.

(o) that the Tenant shall not bring or store or permit or suffer to be brought or stored on the Demised Premises or any part thereof arms, ammunitions or unlawful goods, gunpowder, saltpeter, kerosene or any combustible substance or any goods which in the opinion of the landlord are of noxious or dangerous or hazardous nature.

(p) that the Tenant shall not assign, underlet not part with the actual or legal possession or the use of the Demised Premises or any part thereof for any term whatsoever without the previous consent in writing of the Landlord being first had and obtained PROVIDED ALWAYS that in the event of the Tenant assigning under letting or parting with the actual or legal possession or use of the Demised Premises or any part thereof in contravention of the provisions of this clause then the landlord may without prejudice to its right under this Tenancy collect from any assignee under Tenant or other person in possession of the Demised Premises or any part thereof all rent and other moneys payable in respect of the Demised Premises or any part thereof by such person(s) or cooperation(s) to the Tenant AND PROVIDED FURTHER that such collection of rent and other moneys as aforesaid shall not be deemed to be an acceptance by the Landlord of any such person(s) or corporation(s) as assignee under Tenant or tenant or occupier of the Demised premises or of any part thereof.

(q) that the Tenant shall not use the Demised Premises or any part thereof for any reason whatsoever calculated to affect adversely the interest of the Landlord and shall observe such restrictions or use of the Demised Premise which the Landlord deem fit to impose.

(r) that any time during the three (3) calendar months immediately preceding the determination of this tenancy the Tenant shall permit intending tenants and others with written authority from the Landlord or its agents at all reasonable times of the day to enter and view Demised Premises.

(s) that on the determination of this tenancy the Tenant shall yield up the Demised Premises and all fixtures, fastenings matters and things thereto in anywise belonging or appertaining in such good and substantial repair or shall be in accordance with the covenants of the Tenants hereinbefore contained and with all locks and keys complete.

(t) that the Tenant shall at his own costs and expenses restore the said Demised Premises to its original position of any structural alterations or additions been made, if so desired by the Landlord, at the expiry or sooner determination of the period of the tenancy and such restoration shall be carries out within one (1) week from the expiration or sooner determination of the period of this tenancy, failing which the Landlord shall be at liberty to carry out such restoration and the costs and expenses thereof shall be borne by the Tenant and payable by the Tenant to the Landlord upon demand PROVIDED ALWAYS THAT the Landlord shall be entitled at its absolute discretion to utilize the Deposit to effect payment for the costs and expenses of the aforesaid restoration.

(u) That the Tenant shall service the air-conditioners once half a year at the costs and expense of the Tenant.

(v) that in the event of the Tenant being in breach of the Tenant’s covenants and agreements herein this agreement contained, all losses, damages, fines, penalties, costs and expenses whatsoever arising from or in anywise related to such said breach, including but not limited to the party-to-party and the Landlord’s client-and-solicitor legal costs in enforcing the Landlord’s rights and evicting the Tenant, shall be borne and paid by the Tenant absolutely.

(w) the Tenant shall ensure that all rubbish, unwanted material and debris be removed from the Demised Premises prior to returning vacant possession to the Landlord, failing which the Landlord shall be at liberty to carry out such removal and the costs and expenses thereof shall be borne by the Tenant.

5. LANDLORDS’S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

(a) That the Tenant paying the rents hereby reserved and observing and performing the agreement and stipulations on his part herein contained shall be permitted to quietly enjoy the Demised Premises during this tenancy without any interruption from the Landlord or any person claiming under or in trust for the Landlord.

(b) That during this tenancy the Landlord will subject to Clause 4(d) hereof bears pay and discharge all quit rent, assessment, municipal rates, maintenance charge or other rates imposed on and payable in respect of the Demised Premises.

(c) That the Landlord shall keep the roof and main structure including walls, floors and main drains and pipes in good and tenantable repair and condition including the repairing and redecorating of any part thereof at such times in such manner as the Landlord in the Landlord’s absolute discretion shall consider being necessary.

6. MUTUAL COVENANTS

Provided always and it is hereby agreed between the parties hereto as follows:-

(a) if the rent or any part or any payments payable to the landlord as specified in this agreement shall remain unpaid for five (5) days after becoming payable (whether the same shall have been formally demanded or not) or if any of the agreements or covenants herein expressed and on the part of the Tenant to be performed or observed shall not be performed or observed or if the Tenant shall become bankrupt or wound up, whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction) or enter into any arrangement or composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods then and in any of the said cases it shall be lawful for the Landlord to forthwith forfeit the Deposit as agreed liquidated damaged and at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s agreements and covenants.

(b) in case the Demised Premises or any part thereof shall at any time during this tenancy be destroyed or damaged by the fire lightning riot or civil commotion tempest or other unforeseen cause so as to become unfit for occupation and use the Landlord shall not be bound or compelled to rebuild or reinstate the same unless the Landlord in its discretion thinks fit; in the event of the Landlord deciding to rebuild and reinstate the Demised Premises then (provided the moneys payable under any policy of insurance effected by the landlord shall not have become irrecoverable through any act or default of the Tenant or any other tenant or occupiers of the Demised Premises) the rents and other payments hereby reserved or a fair and just proportion of the same according to the nature and extent of the damage sustained shall be suspended and ceased to be payable and the Tenant shall peacefully surrender vacate leave and yield up to the Landlord possession of so much of the Demised Premises as shall have been destroyed until the Demised Premises shall have been again rendered fit for occupation and use; in the event of the Landlord not deciding to rebuild and reinstate the Demised Premises then the rents hereby reserved and the term hereby shall determine from the happening of such destruction or damage as aforesaid and the Tenant shall peacefully surrender vacate leave and yield up to the Landlord possession of so much of the Demised Premises as shall not have been destroyed.

(c) the Landlord shall not be liable to repay to the Tenant the cost and expense incurred by the Tenant on any improvements made by the Tenant on the said Demised Premises and the Tenant shall not be entitled to claim for any reduction in the rent on account of such cost and expenses incurred by the Tenant.

(d) Landlord shall not be responsible or liable to the tenant’s licensed invitees, servants, agents or other persons in the Demised Premises for any accidents or injury suffered or damage to or loss of any chattel pr property sustained on the Demised Premises.

(e) Any indulgence given by the Landlord shall not constitute a waiver of or prejudice the Landlord’s rights herein this agreement contained.

(f) the Landlord will on the written request of the Tenant made three (3) months before the expiration of this Tenancy and provided the Tenant has paid the rent hereby reserved and has reasonable performed and observed the several stipulations and conditions herein contained and on its part to be performed and observed up to the termination of this Tenancy, at the expense of the Tenant, grant to the Tenancy a tenancy of the Demised Premises for a further term as specified under Clause 8 from the expiration of this tenancy at a rent to be agreed upon between the parties hereto and subject in all other respects to the same stipulations and conditions as are herein contained save and except this or any clause for renewal.

(g) notwithstanding the provisions if the Agreement and in addition to the rights of the Landlord under clause 6(a) herein the Landlord an the Tenant herby expressly agrees that in the event the Tenant fails, refuses, neglects and/or omits to pay the rent at the times and in the manner herein provided, the Landlord shall be entitled at its absolute discretion to terminate this Agreement forthwith and to commence legal action against the Tenant to recover the arrears as well as the unexpired remaining term of this Tenancy herein for the rental together with interest thereon. The legal cost and expense (on a solicitor-client basis) incurred by the Landlord under this clause and/or to enforce his rights herein and/or as a result of breach of the provisions herein by the Tenant shall be borne and paid by the Tenant.

7. TIME BEING THE ESSENCE OF THIS AGREEMENT

Time whenever mentioned in this agreement shall be of the essence of this agreement.

8. FEES

All stamp duty, legal fees and registration fee (if any), in respect of this agreement shall be borne and paid by the Tenant.

9. NOTICE

(a) any notice, request or demand required to be served by either party hereto on the other under any of the provisions hereof shall be in writing and shall be deemed to be sufficiently served or made as follows:

(i) If sent by telex or telefax when it ought in the ordinary course to have been received by the party to whom it is intended;

(ii) If sent by cable when it ought in the ordinary course to have been delivers to the party whom it is intended;

(iii) If sent by post four (4) days after it is posted; and

(iv) If delivered by hand to the party to be served when receipt of the same is acknowledged by the party to be served on the duplicate of the same.

(b) Any notice, request, consent or other communication to be given to either party shall, if the same is to be posted, be addressed to the party to be served at his address mentioned in Section 1(a) & 1(b) of the Schedule hereto unless any party hereof shall have previously notified the others in writing of any other postal address to which notices, requests, consents, demands or other communication are to be sent in which case the same shall be sent to that address. If the same be sent by fax, telex or cable, it shall be sent to the fax, telex or cable address of the party to whom it is intended.

10. SERVICE OF LEGAL PROCESS

(a) The service of any legal process may be given by prepaid registered or ordinary post sent to the respective address for service of the parties hereto and such legal process shall be deemed to have been duly served after the expiration of four (4) days from the date it is posted.

(b) No change in the address of service howsoever brought about shall be effective or binding on either party unless that party has given to the other actual notice of the change of address for service and nothing done in reliance on the sub-clause hereinabove shall be affected or prejudiced by any subsequent change in the address of service over which the other party had no actual knowledge of at the time the act or thing was done or carried out.

11. SCHEDULE

The schedule hereto shall be taken read and construed as an essential part of this Agreement.

12. INTERPRETATION

In this agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

(i) Words importing the masculine gender shall be deemed to include the feminine and neuter gender;

(ii) Words importing the singular number shall include the plural and vice versa;

(iii) Words applicable to natural persons only shall include anybody or persons firm or partnership corporate or unincorporated;

(iv) where there are two or more persons or parties included or compromised in the expression “the Landlord” or the “Tenant” agreements covenants terms and undertakings expressed to be made by or binding upon such persons or parties shall be deemed to be made by or binding upon such persons or parties jointly and severally;

(v) the term “legal process” shall mean pleadings, all forms of originating processes, interlocutory application of whatever nature, affidavits orders and such documents other than the aforesaid which are required to be served under the Rules of Court, notices required to be given to the other herein, documents and correspondence between the parties hereto, notices under the National Land Code and the rules made there under;

(vi) The headings are inserted for convenience of reference only and shall not affect the construction of this Agreement.

13. SUCCESSORS BOUND

This agreement shall be binding upon the heir’s legal representatives, successors-in-title and permitted assigns of the Tenant and the legal representatives, successors-in-title and assigns of the Landlord.

SCHEDULE

(Which is to be read and construed as an essential part of this agreement)

Section No. Particulars

1(a)	The Landlord

1)	WONG KAI CHEONG (NRIC No. ) (80% Shareholding)

2)	WONG LAN YEE (NRIC No. ) (20% Shareholding)

1(b)	The Tenant

Insite MY Systems Sdn Bhd a company incorporated in Malaysia and having its registered office at Suite 30.01 & 30.02, 30th Floor, Menara KH, Jalan Sultan Ismail, 50250 Kuala Lumpur.

2.	Demised Premises

All that parcel of office space identified as Suite 30.02, 30th Floor, Menara KH, Jalan Sultan Ismail, 50250 Kuala Lumpur.

3.	Period of Tenancy Two (2) years

4 (a)	Date of commencement 1st September 2024

4 (b)	Date of determination 31st day of August 2026

5.	Monthly rental payable

Ringgit Malaysia Sixteen Thousand Seventy Three (RM16,073.00) only.

6.	Deposit

a)	Ringgit Malaysia Thirty Two Thousand One Hundred Forty Six (RM32,146.00) only equivalent to two (2) months rental as security deposit.

b)	Ringgit Malaysia Sixteen Thousand Seventy Three (RM16,073.00) only equivalent to one (1) month rental as utility deposit.

7.	Usage of Demised Premises Business-office only

8.	Additional Term(s):

Four (4) additional terms of 2 years each with option to revise the rental sum not to be increased by more than 20% of the then prevailing existing monthly rental of the applicable term).

IN THE WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by the said Landlord

1) WONG KAI CHEONG	)
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/s/ WONG KAI CHEONG	)
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2) WONG LAN YEE	)
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/s/ WONG LAN YEE	)
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In the presence of	)

SIGNED by the Tenant

INSITE MY SYSTEMS SDN BHD	)
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/s/ INSITE MY SYSTEMS SDN BHD	)
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)
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In the presence of	)